                                                               EXHIBIT 99(a)(12)

                         IMPAC MORTGAGE HOLDINGS, INC.
                                      AND
                      IBJ WHITEHALL BANK & TRUST COMPANY
                                  As Trustee

                         First Supplemental Indenture
                          Dated as of March 29, 1999
                                      To
                                   Indenture
                          Dated as of March 29, 1999

           11% Senior Subordinated Debentures due February 15, 2004


     FIRST SUPPLEMENTAL INDENTURE, dated as of March 29, 1999, between Impac Mortgage Holdings, Inc., a corporation duly organized and existing under the laws of the State of Maryland (herein called the "Company"), having its principal office at 20371 Irvine Avenue, Santa Ana Heights, California 92707, and IBJ Whitehall Bank & Trust Company, a New York banking corporation, as Trustee (herein called the "Trustee") under the Indenture dated as of March 29, 1999 between the Company and the Trustee (the "Indenture"). All terms used in this First Supplemental Indenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                            RECITALS OF THE COMPANY

     WHEREAS, the Company has executed and delivered the Indenture to the Trustee to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (the "Securities"), said Securities to be issued in one or more series as provided in the Indenture.

     WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 11% Senior Subordinated Debentures due February 15, 2004 (herein called the "Debentures"), the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture.

     WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done.

     Now, Therefore, This First Supplemental Indenture Witnesseth:

     For and in consideration of the premises and the purchase of the Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Debentures, as follows:
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                                  ARTICLE ONE

                        GENERAL TERMS AND CONDITIONS OF
                                 THE DEBENTURES

     Section 101. Section 301 of the Indenture is hereby amended by adding the following Section 301.1:

          Section 301.1  11% Senior Subordinated Debentures due February 15,
          2004

          There shall be and is hereby authorized:

          (1) A series of Securities designated the "11% Senior Subordinated Debentures due February 15, 2004" (the "Debentures").

          (2) This series is limited in aggregate principal amount to no more than $35,000,000, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Debentures.

          (3) Principal and interest on the Debentures will be payable to all Holders of record on the last day of the month preceding the relevant Interest Payment Date.

          (4) The Debentures shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on February 15, 2004, except as otherwise provided in Section 301.1(6), below.

          (5) The Debentures shall bear interest at the rate of 11% per annum from their date of original issuance, payable quarterly on February 15, May 15, August 15 and November 15, or, in the event that such 15/th/ day is not a Business Day, then on the Business Day immediately following such 15/th/ day (and without any interest or other payment in respect of any such delay) in each case with the same force and effect as if made on such date (each an "Interest Payment Date"), commencing on May 15, 1999. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Interest will accrue from the date of original issuance to, but not including, the relevant Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such Regular Record Date, and may be paid to the person in whose name the Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of the Debentures not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

          (6) The Company may at any time before the day which is 15 days before February 15, 2004, make a one time election to extend the Maturity to May 15, 2004, provided that,

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          (i) the Company gives notice of its election to the Holders and the
          Trustee and (ii) an Event of Default does not exist at the date of notice of the extension. In the event the Company elects to extend the Maturity, interest will accrue from and after February 15, 2004 to the extended Maturity at the rate of 11.025% per annum.

          (7) Principal and interest on the Debentures will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for the Debentures bearing identical terms and provisions at the Corporate Trust Office of the Trustee from time to time, which is initially in New York, New York; provided, however, that payment of interest may be made at the option of the Company by
          (i) check mailed to the registered holder at such address as shall appear in the Security Register or (ii) transfer to an account maintained by the payee in the United States.

          (8) The Debentures will be redeemable in whole at any time or in part from time to time, any time on or after February 15, 2001and prior to Maturity at the option of the Company, upon not less than 30 nor more than 60 days' notice, at the principal amount to be redeemed, together with accrued and unpaid interest thereon, if any, to the date fixed for redemption.

          (9) The Company will not establish a sinking fund for the retirement of the Debentures.

          (10) The Debentures will be issuable in denominations of $25 and any integral multiple thereof.

          (11) The Debentures shall be defeasible pursuant to Section 1302 and
          Section 1303 of the Indenture.

                                  ARTICLE TWO

                              FORM OF DEBENTURES

     Section 201. The Debentures and the Trustee's certificate of authentication to be endorsed thereon are to be substantially in the following form:


                         IMPAC MORTGAGE HOLDINGS, INC.
           11% Senior Subordinated Debentures due February 15, 2004


No. _____________                                       $_________

                                                                CUSIP NO. 45254P

     Impac Mortgage Holdings, Inc., a corporation duly organized and existing under the laws of Maryland (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________________________ or registered assigns, the ______________ principal sum of Dollars on February 15, 2004,

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unless extended to a date no later than May 15, 2004, and to pay interest thereon from the original date of issuance or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on February 15, May 15, August 15 and November 15 in each year, commencing May 15, 1999, at the rate of 11% per annum, until the principal hereof is paid or made available for payment, provided that any principal and any such installment of interest outstanding after February 15, 2004 shall bear interest at the rate of 11.025% per annum. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be January 31, April 30, July 31 or October 31 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by
(i) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; or (ii) transfer to an account maintained by the payee located in the United States.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                              IMPAC MORTGAGE HOLDINGS, INC.


By:_____________________________

   Attest:

   ______________________________
     Form of Reverse of Security.

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of _______ __, 1999 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and IBJ Whitehall Bank & Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a

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statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $35,000,000.

     The Securities of this series are subject to redemption upon not less than 30 days' notice by mail, at any time after February 15, 2001, in whole at any time or in part from time to time, at the election of the Company, at a Redemption Price equal to 100% of the principal amount, together with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof for such interest installments, all as provided in the Indenture. The Indenture provides that a notice of redemption may be given that is conditional upon the receipt by the Trustee on or prior to the Redemption Date of amounts sufficient to pay principal of, and premium, if any, and interest on, the Securities to be redeemed, and that if such amounts shall not have been so received, said notice shall be of no force and effect, the Securities to be redeemed will not become due and payable on the Redemption Date, and the Company will not be required to redeem such Securities on such date.

     In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     The Securities of this series are subordinate in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Obligations on Senior Indebtedness, including any Designated Senior Indebtedness, of the Company. To the extent and in the manner provided in the Indenture, Obligations on Senior Indebtedness, including any Designated Senior Indebtedness, must be paid before any payment may be made to any Holder of this Security. Any Holder by accepting this Security agrees to the subordination and authorizes the Trustee to give it effect.

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee without the consent of any Holders in certain limited cases, and with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected subject to certain exceptions. The Indenture also contains provisions permitting the

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

Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Security and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $25.00 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge



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

payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

I or we assign and transfer this Security to:

----------------------------------------------------------------
(Insert social security or other identifying number of assignee.)

----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------
(Print or type name, address and zip code of assignee)

and irrevocably appoint                               Agent to
                       -------------------------------
transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated:
      ------------------------------------------------------------------

Signed:
       -----------------------------------------------------------------
(Sign exactly as name appears on the other side of this Security)


                                 ARTICLE THREE

                             ADDITIONAL COVENANTS

     Section 301. Definitions for purposes of this Article Three, except as otherwise expressly provided: "Consolidated Net Worth" as of any date of
                                ----------------------
determination means the consolidated net worth of the Company and its consolidated Subsidiaries as determined in accordance with GAAP.

     Section 302.  Minimum Equity.

     The Company shall, at all times while any of the Debentures remain Outstanding, maintain Consolidated Net Worth of the lesser of $70 million or two times the aggregate principal amount of Debentures issued.

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

                                  ARTICLE FOUR

                        APPLICATION OF ARTICLE FOURTEEN

     Section 401. The Debentures will be subject to the subordination provisions of Article Fourteen of the Indenture. Notwithstanding the definition of Senior Indebtedness in the Indenture, for purposes of the Debentures, Senior Indebtedness will include Designated Senior Indebtedness.


                                  ARTICLE FIVE

                          ORIGINAL ISSUE OF DEBENTURES

     Section 501. Debentures in the aggregate principal amount of $7,747,100, may, upon execution of this First Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures upon receipt of a Company Order.


                                  ARTICLE SIX

                PAYING AGENT, EXCHANGE AGENT AND TRANSFER AGENT

     Section 601. The Trustee will be the Paying Agent, Exchange Agent and Transfer Agent for the Debentures.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed all as of the day and year first above written.

                              IMPAC MORTGAGE HOLDINGS, INC.



                              By: /s/ Richard J. Johnson
                                 --------------------------
                              Its: Executive Vice President &
                                  ---------------------------
                                   Chief Financial Officer

Attest:

By: /s/ Ron Morrison
   -------------------------
Its: Secretary
    ------------------------

                              IBJ WHITEHALL BANK & TRUST COMPANY,
                              As Trustee

                              By: /s/ Terence Rawlins
                                 -------------------------
                              Its: Assistant Vice President
                                  -------------------------

 Attest:


By: /s/ Michael Daly
   ------------------------
Its: Assistant Secretary
    -----------------------

State of California )
                    ) ss.:
County of Orange    )

     On the 26 day of March 1999, before me personally came Richard Johnson to me known, who being by me duly sworn, did depose and say that she/he is the EVP, CFO of Impac Mortgage Holdings, Inc., one of the corporations described in and which executed the foregoing instrument; and that she/he signed her/his name thereto by the authority of the Board of Directors of said Corporation.


     Official Seal                             Official Stamp
                                               J. Smith
     (seal)




State of New York,  )
                    ) ss.:
County of ________  )

     On the 29 day of March, 1999, before me personally came Terence Rawlins, to me known, who being by me duly sworn, did depose and say that she/he is the AVP of IBJ Whitehall Bank & Trust Company, one of the corporations described in and which executed the foregoing instrument; that she/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that she/he signed her/his name thereto by like authority.


     Official Seal                             Official Stamp
                                               Theresa C. Guarino
     (seal)

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